EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
IN ACCORDANCE WITH 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Wound Management Technologies, Inc. on Form 10-Q for the period ending March 31, 2015 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Robert Lutz, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

May 15, 2015

/s/   Robert Lutz, Jr.
Robert Lutz, Jr.,
Chief Executive Officer and Chairman of the Board